UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2022 (October 25, 2022)

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7450 N. MCCORMICK BLVD., SKOKIE, ILLINOIS	60076
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Voting Common Stock, par value $0.01 per share	TEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

As previously announced, on February 22, 2022, Tenneco Inc., a Delaware corporation (“Tenneco” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Tenneco, Pegasus Holdings III, LLC, a Delaware limited liability company (“Parent”), and Pegasus Merger Co., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which among other things, and subject to the terms and conditions set forth therein, Merger Sub will be merged with and into Tenneco, with Tenneco surviving as a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of certain investment funds managed by affiliates of Apollo Global Management, Inc.

Pursuant to the Merger Agreement, the consummation of the Merger is subject to a number of closing conditions, including the receipt of certain approvals (or the expiration of waiting periods) under applicable antitrust and/or foreign direct investment laws in certain jurisdictions.

On October 25, 2022, the Japan Fair Trade Commission issued its approval of the Merger under the applicable provisions of the Anti-Monopoly Act of Japan. On October 28, 2022, the European Commission issued its approval of the Merger under the applicable provisions of the EU merger regulations. Accordingly, the applicable conditions to the completion of the Merger in Japan and the European Union set forth in the Merger Agreement have been satisfied.

All conditions to closing under the Merger Agreement with respect to antitrust and/or foreign direct investment laws have been satisfied or waived in accordance with the terms and conditions of the Merger Agreement. Subject to the satisfaction of the remaining conditions to closing, Parent, Merger Sub and Tenneco expect to consummate the Merger in mid-November, 2022, promptly after the completion of certain debt financing activities by Parent and its debt financing sources that are contemplated by the Merger Agreement. Until the closing of the Merger, the Company will continue to operate as an independent company.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of the Company and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is contained in such forward-looking statements as a result of various factors, including, without limitation: (1) the inability to consummate the Merger within the anticipated time period, or at all, due to any reason; (2) the risk that the Merger disrupts the Company’s current plans and operations or diverts management’s attention from its ongoing business; (3) the effect of the announcement of the Merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (4) the effect of the announcement of the Merger on the Company’s operating results and business generally; (5) the amount of costs, fees and expenses related to the Merger; (6) the risk that the Company’s stock price may decline significantly if the Merger is not consummated; (7) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against the Company and others; and (8) other risks to consummation of the proposed Merger.

If the Merger is consummated, the Company’s stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. These and other factors are identified and described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 as well as the

Company’s subsequent filings and quarterly reports available online at www.sec.gov. Readers are cautioned not to place undue reliance on the Company’s projections and other forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, the Company undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

(d)    Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: October 28, 2022	By:	/s/ Thomas J. Sabatino, Jr.
Thomas J. Sabatino, Jr.
Executive Vice President and General Counsel